Exhibit 99.1

For Immediate Release
OPENTV REPORTS 2005 SECOND QUARTER RESULTS
•	Revenues for the second quarter of 2005 were $20.9 million, 9% over the prior year period

•	“Adjusted EBITDA” (loss), before unusual items, improved to a loss of $0.1 million for the quarter, compared to a loss of $4.1 million for the prior year period
San Francisco, Calif., August 9, 2005 - OpenTV (NASDAQ NMS: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter ended June 30, 2005.
“We are very pleased with our improvement in the quarter and strong first half results,” said OpenTV’s Chairman and Chief Executive Officer, James A. Chiddix. “Royalty revenues continued to show strong growth, as our customers extended their digital roll-outs, and our Adjusted EBITDA results continued to improve. Strong partnerships with BSkyB, FOXTEL, Sky Italia and EchoStar fueled much of that growth, and we expect our relationship with Liberty Global (formerly UGC), as it accelerates its digital deployments and extends its global footprint, to provide us with ongoing opportunities to further advance our business in various sectors. We continue to invest in North American cable, IPTV, interactive advertising and other emerging services that we think offer significant opportunities for us to leverage our worldwide experience and expertise, and have begun to see some traction with several of those initiatives.”
Key Operating Measures

	Three months ended	Three months ended	% Change
	June 30, 2005	June 30, 2004
Revenues	$20.9 million	$19.1 million	9%
Adjusted EBITDA, before unusual items	$(0.1 million)	$(4.1 million)
Cash, Cash Equivalents and Marketable Debt Securities	$66.6 million	$57.0 million	17%
For the quarter ended June 30, 2005, revenues were $20.9 million, 9% higher than revenues of $19.1 million for the second quarter of 2004. Net loss for the quarter was $4.0 million, or $0.03 per share, compared to a loss of $2.0 million, or $0.02 per share, for the second quarter of 2004, which included a $4.6 million gain from a contract settlement.
Adjusted EBITDA, before unusual items, improved to a loss of $0.1 million for the quarter ended June 30, 2005, compared to a loss of $4.1 million for the second quarter of 2004. Adjusted EBITDA, before unusual items, is a non-GAAP financial measure. As required by applicable regulations, OpenTV has provided in the financial exhibits included with this press release a quantitative reconciliation of the differences between this non-GAAP financial measure and net loss, which is the most directly comparable GAAP financial measure. The company has also included within this press release additional information regarding the derivation of adjusted EBITDA and a statement of the relevance to management of this information and its possible usefulness to investors.
Revenues in the Middleware and Integrated Technologies Segment increased by 6% to $16.5 million for the quarter ended June 30, 2005. Revenues in the Applications Segment were the same as the prior year at $3.1 million. Revenues in the BettingCorp Segment increased by 160% to $1.3 million for the quarter ended June 30, 2005.
In addition to reviewing the company’s Segments by revenues, management also reviews and assesses the “contribution margin” of each of these Segments, which is not a GAAP financial measure. The company defines “contribution margin,” for these purposes, as adjusted EBITDA, before unusual items and unallocated corporate overhead (corporate overhead includes certain functions, such as executive management, accounting, administration, legal, tax, treasury and information technology infrastructure, that support but are not specifically attributable to a particular Segment’s expenses). Management believes that Segment contribution margin is a helpful measure in evaluating operational performance for the company.
Contribution margin for the Middleware and Integrated Technologies Segment decreased by 4% to $6.8 million for the quarter ended June 30, 2005 due to increases in revenues being offset by increases in operating expenses. Contribution margin for the Applications Segment improved by $0.5 million to a loss of $0.8 million due to a decrease in operating expenses. Contribution margin for BettingCorp improved by $0.1 million to a loss of $0.9 million due to increases in expenses being offset by increases in revenues for the quarter ended June 30, 2005.
Because these Segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified to reflect technologies and applications that are newly created, or that change over time, or other business conditions that evolve, each of which may result in reassessing specific Segments and the elements included within each of those Segments and the methodologies that management uses to assess its performance.
As of June 30, 2005, OpenTV had cash, cash equivalents and short and long-term marketable debt securities totaling $66.6 million compared to $63.0 million as of December 31, 2004.
Non-GAAP Financial Measures
“EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs. OpenTV believes Adjusted EBITDA before unusual items and contribution margin, as it relates to Adjusted EBITDA, to be relevant and useful information for an investor because they are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, may be useful in that they provide the reader with some of the same information used by OpenTV’s management in assessing its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin are meaningful measures and are superior to other available GAAP measures because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. Neither Adjusted EBITDA before unusual items nor contribution margin take into account the substantial costs of doing business, such as income taxes and interest. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow used in operating activities and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reportable segment’s contribution margin to its consolidated net loss as presented in the accompanying financial exhibits, because OpenTV believes consolidated net loss is the most directly comparable financial measure.
While OpenTV believes that the presentation regarding non-GAAP financial measures in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, determine to present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” or “contribution margin,” together with comparable GAAP measures, that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.
Cautionary Language Regarding Forward-Looking Information
The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Conference Call Details
OpenTV will conduct a conference call to discuss the Company’s second quarter 2005 financial results. The details of the call are as follows:

Date and Time:	Tuesday, August 9, 2005 at 2 p.m. PT
Dial-in Number US:	(866) 825-1692
Dial-in Number International:	(617) 213-8059
Pass Code:	61179646
Replay Number US:	(888) 286-8010
Replay Number International:	(617) 801-6888
Pass Code:	46244802
The conference call replay will be available from Tuesday, August 9, 2005 at 4 p.m. PT through Tuesday, August 16, 2005, until 4 p.m. PT on the Investor Relations section of the OpenTV website at www.opentv.com.
About OpenTV
OpenTV is one of the world’s leading providers of technologies and services enabling the delivery of digital and interactive television. Deployed in over 57 million digital set-top-boxes in 96 countries, the company’s software enables a wide array of functionality, including enhanced television, interactive shopping, interactive and addressable advertising, games and gaming, personal video recording, and a variety of consumer care and communication applications. For more information, please visit www.opentv.com
# # #
Contact:
Shum Mukherjee
OpenTV, Corp.
Tel: 415-962-5075
Investorrelations@opentv.com

OPENTV CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2005	2004*
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,690	$35,660
Short-term marketable debt securities	6,484	1,986
Accounts receivable, net of allowance for doubtful accounts of $514 and $559 at June 30, 2005 and December 31, 2004, respectively	11,122	17,797
Prepaid expenses and other current assets	2,626	3,073

Total current assets	75,922	58,516
Long-term marketable debt securities	4,444	25,374
Property and equipment, net	5,770	6,858
Goodwill	70,492	70,466
Intangible assets, net	22,547	25,108
Other assets	6,832	6,089

Total assets	$186,007	$192,411

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,848	$3,870
Accrued liabilities	19,272	23,916
Accrued restructuring	2,230	1,394
Due to Liberty Media	159	388
Current portion of deferred revenue	10,849	10,520

Total current liabilities	35,358	40,088

Deferred revenue, less current portion	9,251	6,563

Total liabilities	44,609	46,651

Commitments and contingencies
Minority interest	541	585

Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 92,805,240 and 91,552,293 shares issued and outstanding, including treasury shares, at June 30, 2005 and December 31, 2004, respectively	2,217,187	2,213,951
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,631,746 shares issued and outstanding	35,953	35,953
Additional paid-in capital	470,547	470,453
Treasury shares at cost, 76,327 shares	(38)	(38)
Deferred share-based compensation	(6)	(10)
Accumulated other comprehensive income	197	523
Accumulated deficit	(2,582,983)	(2,575,657)

Total shareholders’ equity	140,857	145,175

Total liabilities, minority interest and shareholders’ equity	$186,007	$192,411

*	The consolidated balance sheet at December 31, 2004 has been derived from the Company’s audited consolidated financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Investors are referred to the company’s Annual Report on Form 10-K for the year ended December 31, 2004 for complete details.

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Royalties	$12,308	$10,513	$27,186	$19,618
Services, support and other	4,480	4,821	8,042	8,926
Fees and revenue shares	3,277	3,441	6,940	6,631
License fees and programming	809	322	1,535	1,320

Total revenues	20,874	19,097	43,703	36,495
Operating expenses:
Cost of revenues	7,480	9,048	16,299	19,296
NASCAR amendment	—	(4,600)	—	(4,600)
Research and development	8,107	6,862	16,843	14,001
Sales and marketing	3,323	4,256	6,581	7,705
General and administrative	4,047	5,959	8,258	10,187
Restructuring and impairment costs	1,692	(517)	2,177	(517)
Amortization of intangible assets	393	1,190	790	2,397

Total operating expenses	25,042	22,198	50,948	48,469

Loss from operations	(4,168)	(3,101)	(7,245)	(11,974)

Interest income	404	192	724	410
Other income (expense), net	424	16	362	(26)
Minority interest	(16)	69	44	130

Loss before income taxes	(3,356)	(2,824)	(6,115)	(11,460)
Income tax benefit (expense)	(686)	862	(1,211)	561

Net loss	$(4,042)	$(1,962)	$(7,326)	$(10,899)

Net loss per share, basic and diluted	$(0.03)	$(0.02)	$(0.06)	$(0.09)

Shares used in per share calculation, basic and diluted	123,337,922	121,420,281	122,919,919	120,712,281

OPENTV CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2005	2004

Cash flows provided from (used in) operating activities:
Net loss	$(7,326)	$(10,899)
Adjustments to reconcile net loss to net cash provided from (used in) operating activities:
Depreciation and amortization of property and equipment	2,200	3,290
Amortization of intangible assets	2,561	5,343
Amortization of share-based compensation	4	19
Non-cash employee compensation	102	839
Provision for (reduction of) doubtful accounts	—	(253)
Non-cash impairment costs	602	—
Minority interest	(44)	(130)
Changes in operating assets and liabilities:
Accounts receivable	6,675	(4,942)
Prepaid expenses and other current assets	447	1,453
Other assets	(743)	21
Accounts payable	(1,022)	(1,266)
Accrued liabilities	(1,464)	(5,482)
Accrued restructuring	836	(4,734)
Due to Liberty Media	(229)	795
Deferred revenue	3,017	(1,925)

Net cash provided from (used in) operating activities	5,616	(17,871)

Cash flows provided from investing activities:
Purchase of property and equipment	(1,510)	(1,216)
Proceeds from sale of marketable debt securities	25,438	6,655
Purchase of marketable debt securities	(8,999)	(1,375)
Private equity investments	(300)	—

Net cash provided from investing activities	14,629	4,064

Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	22	2,953

Net cash provided from financing activities	22	2,953

Effect of exchange rate changes on cash and cash equivalents	(237)	(238)

Net increase (decrease) in cash and cash equivalents	20,030	(11,092)

Cash and cash equivalents, beginning of period	35,660	47,747

Cash and cash equivalents, end of period	$55,690	$36,655

OPENTV CORP SEGMENT INFORMATION
(In millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Middleware and Integrated Technologies	$16.5	$15.5	$35.3	$29.5
Applications	3.1	3.1	6.2	6.2
BettingCorp	1.3	0.5	2.2	0.8

Total Revenue	20.9	19.1	43.7	36.5

Contribution Margin:
Middleware and Integrated Technologies	6.8	7.1	16.0	12.6
Applications	(0.8)	(1.3)	(2.8)	(2.9)
BettingCorp	(0.9)	(1.0)	(2.3)	(2.2)

Total Contribution Margin	5.1	4.8	10.9	7.5

Unallocated corporate overhead	(5.2)	(8.9)	(11.2)	(15.9)

Adjusted EBITDA before unusual items	(0.1)	(4.1)	(0.3)	(8.4)

Contract amendment	—	4.6	—	4.6
Restructuring costs	(1.7)	0.5	(2.2)	0.5

Adjusted EBITDA	(1.8)	1.0	(2.5)	(3.3)

Depreciation and amortization	(1.1)	(1.6)	(2.2)	(3.3)
Amortization of intangible assets	(1.3)	(2.5)	(2.6)	(5.3)
Interest income	0.4	0.2	0.7	0.3
Other income	0.5	—	0.4	—
Minority interest	—	0.1	0.1	0.1

Loss before income taxes	(3.3)	(2.8)	(6.1)	(11.5)
Income tax (expense) benefit	(0.7)	0.8	(1.2)	0.6

Net loss	$(4.0)	$(2.0)	$(7.3)	$(10.9)